UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	January 6, 2011

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

Item 7.01   Regulation FD Disclosure.

Item 8.01   Other Events.

JP Morgan Health Care Conference

As previously disclosed, on January 11, 2011, officers of Humana Inc. (the “Company”) will be meeting with investors and analysts at an industry conference. During the meetings, the Company intends to address its prospects and performance. The Company expects gross sales for Medicare Advantage for 2011 to be modestly higher than expected, with net growth slightly higher than the Company’s previous expectation of 60,000 to 65,000.  Gross sales for stand-alone Prescription Drug Plans are expected to be higher than expected with respect to the Humana-Walmart Preferred plan, and in line with previous projections with respect to the Company’s other plans. Net growth in the Company’s stand-alone Prescription Drug Plans is expected to be higher than the Company’s previous expectation of 325,000 to 375,000. The Company is continuing to receive January 2011 disenrollment data for all Medicare plans from the Centers for Medicare and Medicaid Services (“CMS”), consistent with historical disenrollment reporting patterns from CMS.  Initial data indicates attrition generally consistent with previously expectations in the Company’s Medicare Advantage program, and slightly lower than previously expected with respect to the Company’s stand-alone Prescription Drug Plans.

The Company will also note that in December 2010, CMS issued a draft audit methodology with respect to Risk-Adjustment Validation Audits, or “RADV” audits, of selected Medicare Advantage plans to validate the provider coding practices and resulting economics under the actuarial risk-adjustment model used to calculate the individual member capitation paid to Medicare Advantage plans.  Comments on the draft methodology are due January 21, 2011.

The Company will not opine on earnings per share (“EPS”) expectations for 2010 and 2011 at this conference since it is in the process of closing its books for 2010.

TRICARE

As previously disclosed, on October 5, 2010, Humana Military Healthcare Services, Inc. (“HMHS”), a wholly-owned subsidiary of Humana Inc. (“Humana” or the “Company”) was notified by the United States Department of Defense TRICARE Management Activity (“TMA”) that the TMA intended to negotiate with HMHS for an extension of HMHS’s administration of the TRICARE program in TMA’s South Region (the “TRICARE Contract”), comprising of a one year option period from April 1, 2011 through March 31, 2012.

An Amendment of Solicitation/Modification of Contract (the “Amendment”) to the TRICARE Contract between HMHS and TMA, in the form of an Undefinitized Contract Action (“UCA”), became effective as of January 6, 2011.  A copy of the Amendment is attached hereto as Exhibit 10 and is incorporated herein by reference.

The Amendment adds one additional one-year option period, Option Period IX (which runs from April 1, 2011 through March 31, 2012).  In addition, the Amendment updates the contract terms and conditions to incorporate the additional option period and align the clauses governing the Amendment with the latest version of the Federal Acquisition Regulation and the Defense Federal Acquisition Regulation Supplement.  The Amendment does not include the costs of the underwritten target health care cost and underwritten health care target fee, which will be negotiated separately.

The effect of this Amendment has already been included in the Company’s consolidated earnings per diluted common share guidance for the year ending December 31, 2011 of $5.45 to $5.65, previously disclosed on December 21, 2010.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the complete terms and conditions of the Amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.
By:	/s/ Steven E. McCulley
Steven E. McCulley Vice President and Controller (Principal Accounting Officer)

Dated:           January 10, 2011